           As filed with the Securities and Exchange Commission on July 13, 1995
                                                  Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________
                                AUTODESK, INC.
              (Exact name of issuer as specified in its charter)
                            ______________________

       DELAWARE                                           94-2819853
- -----------------------                                   ----------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              111 MCINNIS PARKWAY
                             SAN RAFAEL, CA  94903
                   (Address of principal executive offices)
                            ______________________

                            1987 STOCK OPTION PLAN

                          1990 DIRECTORS' OPTION PLAN

                           (Full title of the plans)

                            ______________________

                                CAROL A. BARTZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                AUTODESK, INC.
                              111 MCINNIS PARKWAY
                             SAN RAFAEL, CA  94903
                    (Name and address of agent for service)

                               (415) 507-5000
         (Telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:

                          MARCIA KEMP STERLING, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050

                            ______________________

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         PROPOSED             PROPOSED
                                                                         MAXIMUM               MAXIMUM
                                                                         OFFERING             AGGREGATE              AMOUNT OF
        TITLE OF SECURITIES                    AMOUNT TO BE               PRICE                OFFERING             REGISTRATION
          TO BE REGISTERED                      REGISTERED              PER SHARE(1)           PRICE(1)                FEE(2)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under:                     4,000,000               $44.75               $179,000,000            $61,725
       1987 Stock Option Plan........              100,000               $44.75               $  4,475,000            $ 1,543
       1990 Directors' Option Plan...        --------------          --------------          --------------        -------------
- ------------------------------------------------------------------------------------------------------------------------------------
Total                                            4,100,000               $44.75               $183,475,000            $63,268
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing sale price of the Common Stock on the Nasdaq National Market on July 11, 1995.
(2) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one-twenty ninth of one percentum of the maximum aggregate price at which such securities are proposed to be offered."
================================================================================

                                 AUTODESK, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995, filed pursuant to Section 13 of the 1934 Act;

           (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 18, 1986 pursuant to Section 12(g) of the 1934 Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Mark A. Bertelsen, a Member of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, is a director of the Company. Mr. Bertelsen owns options to purchase 16,005 shares of the Company's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         --------

  Exhibit
  Number                               Description
  ------- -------------------------------------------------------------------
    4.1*  1987 Stock Option Plan, as amended.

    4.2*  1990 Directors' Option Plan, as amended.

    5.1 Opinion of counsel as to legality of securities being registered.

   23.1   Consent of Independent Auditors (see Page II-6 of
            Registration Statement).

   23.2   Consent of Counsel (contained in Exhibit 5.1).

   24.1   Power of Attorney (see Page II-5 of Registration Statement).

___________________
* Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995.


ITEM 9.   UNDERTAKINGS.
          ------------

     A.       The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 13th day of July, 1995.

                                        AUTODESK, INC.

                                        By: /s/ CAROL A. BARTZ
                                            ------------------------------
                                              Carol A. Bartz, President
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. Bartz and Eric B. Herr, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                               Title                                        Date
- ------------------------------------------  ---------------------------------------------------------------  ---------------------

/s/ CAROL A. BARTZ                          Chairman of the Board, President and Chief Executive Officer        July 13, 1995
- ------------------------------------------
    (Carol A. Bartz)                        (Principal Executive Officer)

/s/ ERIC B. HERR                            Vice President and Chief Financial Officer (Principal Financial     July 13, 1995
- ------------------------------------------
    (ERIC B. Herr)                           and Accounting Officer)

/s/ MARK A. BERTELSEN                       Director                                                            July 13, 1995
- ------------------------------------------
    (Mark A. Bertelsen)

/s/ CRAWFORD W. BEVERIDGE                   Director                                                            July 13, 1995
- ------------------------------------------
    (Crawford W. Beveridge)

/s/ J. HALLAM DAWSON                        Director                                                            July 13, 1995
- ------------------------------------------
    (J. Hallam Dawson)

/s/ GREGORY P. LUTZ                         Director                                                            July 13, 1995
- ------------------------------------------
    (Gregory P. Lutz)

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1987 Stock Option Plan and the 1990 Directors' Option Plan of Autodesk, Inc. of our report dated February 22, 1995 with respect to the consolidated financial statements and schedule of Autodesk, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995 filed with the Securities and Exchange Commission.



                                                 ERNST & YOUNG LLP
San Francisco, California
July 11, 1995

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


________________________________________________________________________________

                                    EXHIBITS

________________________________________________________________________________

                       Registration Statement on Form S-8

                                 AUTODESK, INC.


                                 July 13, 1995

                                                                              Sequentially
                                                                                Numbered
 Exhibit                             Description                                  Page
- ------- --------------------------------------------------------------------- ------------
 Number
  4.1*   1987 Stock Option Plan, as amended..................................      ---

  4.2*   1990 Directors' Option Plan, as amended.............................      ---

  5.1    Opinion of counsel as to legality of securities being registered....

 23.1    Consent of Independent Auditors (see Page II-6 of Registration            ---
         Statement)..........................................................

 23.2    Consent of Counsel (contained in Exhibit 5.1).......................      ---

 24.1    Power of Attorney (see Page II-5 of Registration Statement).........      ---

_________________________
* Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995.